                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          (Amendment No.          )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         The Williams Companies, Inc.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

         ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         ----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

To the Stockholders of The Williams Companies, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Williams Companies, Inc. to be held on Thursday, May 19, 1994, in the Adam's Mark Hotel, 100 East 2nd Street, Tulsa, Oklahoma, commencing at 11 a.m., local time. We look forward to greeting personally as many of our stockholders as possible at the meeting.

     The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. A report on the operations of the Company will be presented at the meeting, followed by a question-and-answer and discussion period.

     We know that most of our stockholders are unable personally to attend the Annual Meeting. Proxies are solicited so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

     Thank you for your continued interest in the Company.

                                            Very truly yours,

                                            /s/ KEITH E. BAILEY

                                            KEITH E. BAILEY

Enclosures
March 25, 1994

                          THE WILLIAMS COMPANIES, INC.

                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 1994

To the Stockholders of
  The Williams Companies, Inc.

     NOTICE IS HEREBY GIVEN that the 1994 Annual Meeting of Stockholders of The Williams Companies, Inc. will be held in the Adam's Mark Hotel, 100 East 2nd Street, Tulsa, Oklahoma, on Thursday, May 19, 1994, at 11 a.m., local time, for the following purposes:

          1. To elect eight directors of the Company;

          2. To consider and act on a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock.

          3. To consider and act upon a proposal to ratify the appointment of Ernst & Young as the independent auditor of the Company for 1994; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 1994, as the record date for the meeting, and only holders of Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors
                                            DAVID M. HIGBEE
                                            Secretary

Tulsa, Oklahoma
March 25, 1994

     EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE.

                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 1994

     This Proxy Statement is furnished by The Williams Companies, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1994 Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders, and at any and all adjournments of said meeting. The term "Company" also includes subsidiaries where the context requires.

SOLICITATION AND REVOCATION OF PROXIES AND VOTING

     Execution and return of the enclosed proxy will not in any way affect a stockholder's right to attend the Annual Meeting of Stockholders and to vote in person, and a stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made the shares represented by proxy will be voted as recommended by the Board of Directors.

     The expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Common Stock. The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person or by telephone or by other electronic means. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for which the Company will pay an estimated $8,500 in fees, plus expenses and disbursements. This Proxy Statement and accompanying proxy were first mailed to stockholders on or about March 30, 1994.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. If a quorum is present, all proposals to be voted on at the Annual Meeting will be decided by a majority of the votes cast by the stockholders entitled to vote thereon unless the proposal relates to matters on which more than a majority vote is required under the Company's Restated Certificate of Incorporation, its By-laws or the laws of the State of Delaware, under whose laws the Company is incorporated.

     A stockholder may, with respect to the election of directors: (i) vote for the election of all nominees named herein, (ii) withhold authority to vote for all such nominees, or (iii) vote for the election of all such nominees other than any nominees with respect to whom the vote is specifically withheld by indicating in the space provided on the proxy. A stockholder may, with respect to each other matter to be voted upon: (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter.

     A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in the broker's name on certain matters in the absence of instructions from the beneficial owner of such stock. Such shares are considered present at the meeting when voted for other purposes and will count for purposes of determining the presence of a quorum. However, such nonvoted shares have the legal effect of a vote against such proposal. Abstaining from voting on a matter also has the legal effect of voting against such matter.

     As a matter of policy, proxies and voting tabulations that identify individual stockholders are kept confidential. Such documents are only made available to those who process the proxy cards, tabulate the vote and serve as inspectors of election, none of whom are Company employees, and certain employees of the Company responsible for the Annual Meeting. The vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

     Only holders of the Company's Common Stock of record at the close of business on March 18, 1994, will be entitled to receive notice of and to vote at the Annual Meeting. The Company had 103,449,236 shares of Common Stock outstanding on the record date, and each share is entitled to one vote.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides for three classes of directors of as nearly equal size as possible and further provides that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors, except that the total number of directors may not be less than 5 nor more than 17. The term of each class of directors is normally three years and the term of one class expires each year in rotation.

     Eight individuals, all but two of whom are currently directors of the Company, have been nominated for election as directors at the Annual Meeting. Four have been nominated for three-year terms and four for two-year terms as noted below, and six directors will continue in office to serve pursuant to their prior election. In accordance with the recommendation of the Nominating Committee, the Board of Directors proposes that the following nominees be elected: Messrs. Harold W. Andersen, Keith E. Bailey, Ralph E. Bailey, Ervin S. Duggan, James C. Lewis, Jack A. MacAllister, James A. McClure and Peter C. Meinig. Messrs. Joseph W. Morris, David R. Williams, Jr. and John H. Williams, currently directors of the Company, will retire at the 1994 Annual Meeting in accordance with the Company's retirement policy for directors.

     Messrs. Harold W. Andersen's and Ralph E. Bailey's normal retirement dates are the Annual Meeting of Stockholders in 1996, and, if elected, they will not serve a full three-year term but will retire at their normal retirement date in 1996. In order to maintain balance in the three classes of directors, as required by the By-laws, Mr. Meinig, who was elected to the Board in July 1993, and Mr. MacAllister, who is being nominated for election to the Board, are standing for election as Class I directors for two-year terms expiring at the Annual Meeting of Stockholders in 1996. Mr. Duggan, who is also being nominated for election to the Board, is standing for election as a Class II director for a three-year term expiring in May 1997. The remaining three nominees named above have been nominated for full three-year terms expiring in May 1997.

     The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Harold W. Andersen, Keith
E. Bailey, Ralph E. Bailey, Ervin S. Duggan, James C. Lewis, Jack A. MacAllister, James A. McClure and Peter C. Meinig. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in the proxy will vote for the election of such other person or persons as the Nominating Committee may recommend and the Board of Directors may propose to replace such nominee or, if none, the Nominating Committee will recommend that the size of the Board be reduced. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

     The names of the nominees and the directors whose terms of office will continue after the 1994 Annual Meeting, their principal occupations during the past five years, other directorships held and certain other information are set forth below.

STANDING FOR ELECTION

                                    CLASS I

                            (TERM EXPIRES MAY 1996)

JACK A. MACALLISTER, AGE 66

     Mr. MacAllister is Chairman Emeritus of U S WEST, Inc., a telecommunications company. Mr. MacAllister retired as Chairman of the Board of U S WEST in 1992. He served as the Chief Executive Officer of U S WEST from 1982 to 1990. Mr. MacAllister is also a director of TELUS Corporation/AGT Limited.

PETER C. MEINIG, AGE 54

     Director since July 1993. Mr. Meinig is Chairman of ElectroCom Automation, Inc. an Arlington, Texas, based company engaged in the design, manufacture and integration of high-speed automated document processing systems and has been for more than five years. Mr. Meinig is also President and Chief Executive Officer of HM International, Inc., a privately owned diversified manufacturing and management company.

                                    CLASS II

                            (TERM EXPIRES MAY 1996)

HAROLD W. ANDERSEN, AGE 70

     Director since 1988. Mr. Andersen is contributing editor and a director and former Chairman and Chief Executive Officer of The Omaha World-Herald Company. Mr. Andersen is also a director of McCaw Cellular Communications, Inc. and Canadian Pacific Forest Products Limited.

RALPH E. BAILEY, AGE 70

     Director since 1988. Retired Chairman and Chief Executive Officer of Conoco, Inc. Mr. Bailey is currently Chairman of United Meridian Corporation, a publicly traded independent oil and gas exploration and production company, and Chairman and Chief Executive Officer of American Bailey Corporation, a private holding company with interests in manufacturing and mining, and has been for more than five years. Mr. Bailey is also a director of General Signal Corporation and The Rowan Companies, Inc.

                                    CLASS II

                            (TERM EXPIRES MAY 1997)

KEITH E. BAILEY, AGE 51

     Director since 1988. Mr. Bailey was elected President of the Company effective January 1, 1992, and Chief Executive Officer effective January 1, 1994. He was Executive Vice President of the Company from 1986 through 1991. Mr. Bailey is also a director of BOK Financial Corporation, Northwest Pipeline Corporation and Apco Argentina Inc.

ERVIN S. DUGGAN, AGE 54

     Mr. Duggan is the President and Chief Executive Officer of the Public Broadcasting Service (PBS), the network and program distribution company of America's 346 public television stations. A former journalist and White House aide, he was a Federal Communications Commissioner from 1990 until February 1994. From 1981 to 1990, Mr. Duggan managed Ervin S. Duggan Associates, a provider of communications and consulting services to large corporate clients.

JAMES C. LEWIS, AGE 61

     Director since 1978. Mr. Lewis is Chairman of the Board of Optimus Corporation, Tulsa, Oklahoma, an investment company, and has been for more than five years. Mr. Lewis is also a director of CFT, Inc.

JAMES A. MCCLURE, AGE 69

     Director since 1991. Mr. McClure is President of McClure, Gerard & Neuenschwander, Inc., a Washington, D.C. based government relations consulting firm, and is of counsel to the law firm of Givens, Pursley & Huntley, Boise, Idaho. He was a U.S. Senator from Idaho from 1973 to 1990. Mr. McClure is also a director of Boise Cascade Corporation, Idaho Power Company and Coeur d'Alene Mines Corporation.

DIRECTORS CONTINUING IN OFFICE

                                   CLASS III

                            (TERM EXPIRES MAY 1995)

GLENN A. COX, AGE 64

     Director since 1992. Mr. Cox was President and Chief Operating Officer of Phillips Petroleum Company, a company engaged in the exploration, production, refining and marketing of petroleum and in the manufacture and distribution of a wide variety of chemicals, until his retirement in December 1991. Mr. Cox is also a director of BOK Financial Corporation, Helmerich & Payne, Inc. and Union Texas Petroleum Holdings, Inc.

THOMAS H. CRUIKSHANK, AGE 62

     Director since 1990. Mr. Cruikshank is Chairman of the Board and Chief Executive Officer of Halliburton Company, a diversified oil field services, engineering and construction company. He has been an executive of Halliburton for more than five years. Mr. Cruikshank is also a director of The Goodyear Tire & Rubber Company.

GORDON R. PARKER, AGE 58

     Director since 1987. Mr. Parker is Chairman of the Board of Newmont Mining Corporation, a company engaged in the exploration for, and the operation and management of, precious metal properties. He has been an executive of Newmont for more than five years. Mr. Parker is also Chairman and a director of Newmont Gold Company.

JOSEPH H. WILLIAMS, AGE 60

     Director since 1969. Mr. Williams was elected Chairman of the Board of the Company in 1979. He served as Chief Executive Officer of the Company from 1979 through 1993. Mr. Williams is also a director of Northwest Pipeline Corporation.

                                    CLASS I

                            (TERM EXPIRES MAY 1996)

ROBERT J. LAFORTUNE, AGE 67

     Director since 1978. Mr. LaFortune is, and has been for more than five years, an investor and an oil and gas operator. Mr. LaFortune is also a director of BOK Financial Corporation.

KAY A. ORR, AGE 55

     Director since 1991. Mrs. Orr served as Governor of Nebraska from 1987 to 1991. Mrs. Orr is also a director of ServiceMaster, a company that provides services to homeowners.
                            ------------------------

COMMITTEES, MEETINGS AND DIRECTOR COMPENSATION

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, the Board is not involved in the day-to-day operations of the Company. The Board is kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing analyses and reports provided to them on a regular basis and by participating in Board and Committee meetings.

     The Board of Directors held eleven meetings during 1993. No director attended less than 75 percent of the Board and Committee meetings. The Board has established standing committees to consider designated matters. The Committees of the Board are Executive, Audit, Nominating and Compensation. In accordance with the By-laws of the Company, the Board of Directors annually elects from its members the members and chairman of each committee.

     Executive Committee. Members: Joseph H. Williams, Chairman, Keith E. Bailey, Glenn A. Cox, Robert J. LaFortune, James C. Lewis, and John H. Williams.

     The Executive Committee is authorized to act for the Board of Directors in the management of the business and affairs of the Company, except as such authority may be limited from time to time by the laws of the State of Delaware. The Executive Committee met two times in 1993.

     Audit Committee. Members: Robert J. LaFortune, Chairman, James C. Lewis, Joseph W. Morris and Kay A. Orr.

     The Audit Committee is composed of nonemployee directors. The Audit Committee annually considers the qualifications of the independent auditor of the Company and makes recommendations to the Board on the engagement of the independent auditor. The Audit Committee meets on a scheduled basis with representatives of the independent auditor and is available to meet at the request of the independent auditor. During meetings, the Audit Committee receives reports regarding the Company's books of accounts, accounting procedures, financial statements, audit policies and procedures and other matters within the scope of the Committee's duties. It reviews the plans for and results of audits of the Company and its subsidiaries. It reviews and approves the independence of the independent auditor. It considers and authorizes the fees for both audit and nonaudit services of the independent auditor, and the Committee or its Chairman must authorize in advance any nonaudit services, except for services with a fee of less than $50,000.

     The Audit Committee also meets with representatives of the Company's Internal Audit Department. It reviews the results of the internal audits, compliance with the Company's written policies and procedures and the adequacy of the Company's system of internal accounting controls. It meets with the financial and accounting officers of the Company and the executive officers of subsidiary companies to review various aspects of their operations. During 1993, the Audit Committee met five times.

     Nominating Committee. Members: Harold W. Andersen, Chairman, Thomas H. Cruikshank, James A. McClure, Kay A. Orr, David R. Williams, Jr. and John H. Williams.

     The Nominating Committee is composed of nonemployee directors. The Nominating Committee is responsible for recommending candidates to fill vacancies on the Board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each Annual Meeting of Stockholders. Additionally, the Committee recommends to the Board the individual to be the Chairman of the Board and Chief Executive Officer. During 1993, the Nominating Committee met four times.

     Qualifications for director candidates include an attained position of leadership in the candidate's field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company's lines of business and the ability to serve the interests of all stockholders. The Committee will consider director candidates submitted to it by other directors, employees and stockholders. As a requisite to consideration, each recommendation must be accompanied by biographical material of the proposed candidate, as well as an indication that the proposed candidate would be willing to serve as a director if elected. Recommendations with supporting material may be sent to the attention of the Corporate Secretary.

     Compensation Committee. Members: Thomas H. Cruikshank, Chairman, Ralph E. Bailey, Glenn A. Cox, James C. Lewis, Joseph W. Morris and Gordon R. Parker.

     The members of the Compensation Committee are nonemployee directors and are ineligible to participate in any of the plans or programs which are administered by the Committee. The Compensation Committee approves the standard for setting salary ranges for executive officers of the Company, reviews and approves the salary budgets for all other officers of the Company and of each subsidiary and specifically reviews and approves the compensation of the senior executives of the Company. It reviews all action taken by management in accordance with the salary guidelines for executives and establishes the performance objectives for variable compensation. It also approves stock option grants for all employees. During 1993, the Compensation Committee met five times.

     Compensation of Directors. Employee directors receive no additional compensation for service on the Board of Directors or Committees of the Board. Directors who are not employees receive an annual retainer of $24,000 and an additional fee for attending Board and Committee meetings (with the exception of Audit Committee meetings) of $1,000 and $700, respectively. Members of the Audit Committee receive an additional annual retainer of $7,000 but no separate meeting fee. Chairmen of the Audit, Nominating and Compensation Committees are paid an additional annual fee of $2,500, $1,500 and $1,500, respectively.

     All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any Committee or otherwise by reason of their being a director.

     Under the terms of a Plan for Election to Defer Director Fees, a director may defer all or part of such fees to any subsequent year or until such individual ceases to be a director. Interest on deferred amounts accrues monthly at prime interest rates. Three directors elected to defer fees in 1993.

     Under the Company's 1988 Stock Option Plan for Non-Employee Directors, all nonemployee directors receive an annual stock option grant of 2,000 shares of the Company's Common Stock. The options vest after six months. The exercise price is equal to the market value of the stock on the date of grant rounded down to the next lower dollar per share if such value is not an even multiple of one dollar.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the three fiscal years ended December 31, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                 ---------------------------------------
                                                                           AWARDS
                                                                 --------------------------
                                         ANNUAL COMPENSATION                     SECURITIES    PAYOUTS
                                                                  RESTRICTED     UNDERLYING   ----------
      NAME AND PRINCIPAL                 --------------------       STOCK          STOCK         LTIP         ALL OTHER
          POSITION(2)            YEAR     SALARY      BONUS      AWARDS(3)(4)     OPTIONS     PAYOUTS(5)   COMPENSATION(1)
- -------------------------------  ----    --------    --------    ------------    ----------   ----------   ---------------
Joseph H. Williams               1993    $720,000    $486,000      $486,000         80,000    $1,042,500     $ 2,017,961
  Chairman of the Board          1992     685,100     369,954       369,954         73,400            0           17,382
                                 1991     645,100     362,869       362,869         88,200            0
Keith E. Bailey                  1993    $450,000    $283,500      $303,750         40,000    $ 573,375      $    17,961
  President, Chief               1992     385,000     207,900       207,900              0            0           17,382
  Executive Officer and          1991     285,600     137,100       845,700(6)      68,200            0
  Director
Roy A. Wilkens                   1993    $315,000    $349,606(7)   $652,188(8)           0(7)         0      $    17,961
  President, Williams            1992     290,000      26,390             0              0            0           17,382
  Telecommunications             1991     256,100      57,477             0              0            0
  Group, Inc.
Robert W. Keener                 1993    $304,008    $121,603      $136,803         16,600    $ 328,388      $    17,961
  Former President,              1992     291,000     168,000        75,000         16,600            0           17,382
  Northwest Pipeline             1991     275,800     111,644        80,000         24,000            0
  Corporation
Brian E. O'Neill                 1993    $267,250    $ 96,210      $108,236         16,600            0      $    15,603
  President, Williams            1992     249,000      81,000        70,000         16,600            0           15,093
  Natural Gas Company            1991     236,000     113,300        77,900         20,000            0
  and Northwest
  Pipeline Corporation

- ---------------

(1) Consists of contributions made by the Company to the Investment Plus Plan, a defined contribution plan, on behalf of each of the named executive officers ($14,150 each in 1993, except for Mr. O'Neill whose contribution was $11,792) and allocations made by the Company to the accounts of the named executive officers under the Bonus Employee Stock Ownership Plan ($3,811 each in 1993) based on the closing price of the Common Stock on the New York Stock Exchange Composite Transactions on December 31, 1993 ($24.375)). Amounts for 1991 are omitted as permitted by Securities and Exchange Commission rules. For Mr. Williams, the amount includes a $2,000,000 retirement differential payment made in December 1993.

(2) Effective January 1, 1994, Mr. Williams resigned as Chief Executive Officer of the Company and Mr. Bailey was elected to succeed him in that capacity. Also effective such date, Mr. Keener resigned as President of Northwest Pipeline Corporation and Mr. O'Neill was elected to succeed him. Mr. O'Neill remains President of Williams Natural Gas Company.

(3) Awards reported in this column include the dollar value of awards converted to deferred stock under the terms of the Company's 1990 Stock Plan. Such awards are converted to deferred stock based on the 52 week average stock price for the award year. Receipt of deferred stock is deferred for three years.

(4) The total number of restricted shares held and the aggregate market value at December 31, 1993, were as follows: Mr. Bailey, 40,000 shares valued at $975,000 and Mr. Wilkens, 20,000 shares valued at $487,500. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid to stockholders generally. The total number of shares of deferred stock held and the aggregate market value at December 31, 1993, were as follows: Mr. Williams, 62,193 shares valued at $1,515,945; Mr. Bailey, 31,400 shares valued at $765,375; Mr. Wilkens, 6,856 shares valued at $167,115; Mr. Keener, 14,490 shares valued at $353,194; and Mr. O'Neill, 15,221 shares valued at $371,012. Dividend equivalents are paid on deferred stock at the same time and at the same rate as dividends paid to stockholders generally. Aggregate market value is calculated using $24.375 per share, the closing price of the Company's Common Stock on the New York Stock Exchange Composite Transactions on December 31, 1993.

(5) The amounts shown represent payment of long-term awards made in 1990 which were valued at $26.0625, the average of the high and low prices of the Company's Common Stock reported as New York Stock Exchange Composite Transactions on December 13, 1993, the date of payment.

(6) Includes 40,000 shares of restricted stock valued at the market price on date of grant ($18).

(7) Mr. Wilkens participates in the Williams Telecommunications Group, Inc. Long-term Equity Incentive Plan (the "Equity Plan") and has not participated in the Company's stock option plan, and has only participated to a limited extent in the bonus plan, since adoption of the Equity Plan. The amounts shown, except for $157,500 earned in 1993 under the Company's bonus plan, represent the award made pursuant to the terms of the Equity Plan. Awards under the Equity Plan, if any, depend on the amount by which incremental book value exceeds the targeted rate of return for the award year, subject to various adjustments. None of the other named executive officers participate in the Equity Plan.

(8) Includes 10,000 shares of restricted stock valued at the market price on the date of grant ($20) and 10,000 shares of restricted stock valued at the market price on the date of grant ($27.50).

STOCK OPTIONS

     The following table provides certain information concerning the grant of stock options under the Company's 1990 Stock Plan to the named executive officers in 1993:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                                   VALUE
                                             INDIVIDUAL GRANTS(1)                             AT ASSUMED ANNUAL
                       ----------------------------------------------------------------           RATES OF
                        NUMBER OF       PERCENT OF TOTAL                                        STOCK PRICE
                        SECURITIES          OPTIONS           EXERCISE                          APPRECIATION
                        UNDERLYING         GRANTED TO          OR BASE                       FOR OPTION TERM(2)
                         OPTIONS          EMPLOYEES IN          PRICE        EXPIRATION     ----------------------
       NAME              GRANTED          FISCAL YEAR        (PER SHARE)        DATE        0%            5%
- -------------------    ------------     ----------------     -----------     ----------     ---     --------------
Joseph H. Williams         26,666              3.2%            $ 22.00        03/10/03      $ 0     $      369,591
                           26,666              3.2               27.00        07/09/03        0            453,589
                           26,668              3.2               27.00        11/12/03        0            453,623
                       ------------            ---                                          ---     --------------
                           80,000              9.6%                                         $ 0     $    1,276,803
                       ------------            ---                                          ---     --------------
                       ------------            ---                                          ---     --------------
Keith E. Bailey            13,332              1.6%            $ 22.00        03/10/03      $ 0     $      184,782
                           13,334              1.6               27.00        07/09/03        0            226,811
                           13,334              1.6               27.00        11/12/03        0            226,811
                       ------------            ---                                          ---     --------------
                           40,000              4.8%                                         $ 0     $      638,404
                       ------------            ---                                          ---     --------------
                       ------------            ---                                          ---     --------------
Roy A. Wilkens                  0(3)       N/A                  N/A             N/A         N/A          N/A
Robert W. Keener            5,532              0.7%            $ 22.00        03/10/03      $ 0     $       76,674
                            5,534              0.7               27.00        07/09/03        0             94,133
                            5,534              0.7               27.00        11/12/03        0             94,133
                       ------------            ---                                          ---     --------------
                           16,600              2.1%                                         $ 0     $      264,940
                       ------------            ---                                          ---     --------------
                       ------------            ---                                          ---     --------------
Brian E. O'Neill            5,532              0.7%            $ 22.00        03/10/03      $ 0     $       76,674
                            5,534              0.7               27.00        07/09/03        0             94,133
                            5,534              0.7               27.00        11/12/03        0             94,133
                       ------------            ---                                          ---     --------------
                           16,600              2.1%                                         $ 0     $      264,940
                       ------------            ---                                          ---     --------------
                       ------------            ---                                          ---     --------------
All Optionees             273,020             32.7%            $ 22.00        03/10/03      $ 0     $    3,784,057
                          279,158             33.4               27.00        07/09/03        0          4,748,478
                          283,170             33.9               27.00        11/12/03        0          4,816,722
                       ------------            ---                                          ---     --------------
                          835,348              100%                                         $ 0     $   13,349,257(4)
                       ------------            ---                                          ---     --------------
                       ------------            ---                                          ---     --------------
All Stockholders          N/A              N/A                  N/A             N/A         $ 0     $1,647,514,053(5)
Optionee Gain as
  Percentage of all
  Stockholders'
  Gain                    N/A              N/A                  N/A             N/A         N/A          0.8%

                 POTENTIAL REALIZABLE
                         VALUE
                   AT ASSUMED ANNUAL
                        RATES OF
                      STOCK PRICE
                      APPRECIATION
                   FOR OPTION TERM(2)
                   -----------------
       NAME               10%
- -------------------  --------------
Joseph H. Williams   $      932,777
                          1,144,771
                          1,144,857
                     --------------
                     $    3,222,405
                     --------------
                     --------------
Keith E. Bailey      $      466,353
                            572,429
                            572,429
                     --------------
                     $    1,611,211
                     --------------
                     --------------
Roy A. Wilkens            N/A
Robert W. Keener     $      193,509
                            237,575
                            237,575
                     --------------
                     $      668,659
                     --------------
                     --------------
Brian E. O'Neill     $      193,509
                            237,575
                            237,575
                     --------------
                     $      668,659
                     --------------
                     --------------
All Optionees        $    9,550,240
                         11,984,253
                         12,156,488
                     --------------
                     $   33,690,981(4)
                     --------------
                     --------------
All Stockholders     $4,158,011,658(5)
Optionee Gain as
  Percentage of all
  Stockholders'
  Gain                    0.8%

- ---------------

(1) Options generally become exercisable in three equal annual installments beginning within one year after grant. Options generally expire ten years after grant.

(2) The dollar amounts shown result from calculations using 0 percent, 5 percent and 10 percent appreciation rates set by the Securities and Exchange Commission compounded annually and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine a present value with reasonable accuracy.

(3) Mr. Wilkens participates in the Williams Telecommunications Group, Inc. Long-term Equity Incentive Plan and does not participate in the Company's stock option plan.

(4) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee.

(5) The potential realizable value for all stockholders was calculated based on the number of shares outstanding at year end and the weighted average exercise price for stock options awarded in 1993 ($25.37).

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides certain information on stock option exercises in 1993 by the named executive officers and the value of such officers' unexercised options at December 31, 1993:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED,
                                                         UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                               OPTIONS AT                  OPTIONS AT FISCAL
                             SHARES                         FISCAL YEAR-END                   YEAR-END(1)
                            ACQUIRED       VALUE      ----------------------------    ---------------------------
           NAME            ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
- --------------------------------------   ----------   -----------    -------------    -----------   -------------
Joseph H. Williams.........   313,664    $3,498,358          --         158,334                --     $ 693,266
Keith E. Bailey............     1,750        28,875     156,764          62,736       $ 1,401,833       192,276
Roy A. Wilkens.............    20,200       212,900      35,800              --           373,225            --
Robert W. Keener...........    90,528     1,021,972          --          35,669                --       166,486
Brian E. O'Neill...........        --            --      73,665          34,335           604,322       155,757

- ---------------

(1) Based on the closing price on the New York Stock Exchange Composite Transactions of the Company's Common Stock on December 31, 1993 ($24.375), less the exercise price. The values shown reflect the value of options accumulated over periods of up to ten years. Such values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the Company's Common Stock on the date of exercise.

RETIREMENT PLAN

     The Company's Pension Plan is a noncontributory, tax-qualified defined benefit plan subject to the Employee Retirement Income Security Act of 1974. The Pension Plan generally includes salaried employees of the Company who have completed one year of service. Except as noted below, executive officers of the Company participated in the Pension Plan on the same terms as other full-time employees.

     The normal retirement benefit is a monthly annuity determined by averaging compensation during the four calendar years of employment with the highest average monthly compensation within the ten calendar years preceding retirement. Covered compensation includes amounts in the Bonus and Restricted Stock Awards (as to deferred stock only) columns of the Summary Compensation Table. Normal retirement age is 65. Early retirement may be taken with reduced benefits beginning as early as age 55. At retirement, employees are entitled to receive a single-life annuity or one of several optional forms of settlement having an equivalent actuarial value to the single-life annuity.

     The Internal Revenue Code of 1986, as amended (the "Code"), currently limits the pension benefits which can be paid from a tax-qualified defined benefit plan, such as the Pension Plan, to highly compensated individuals. These limits prevent such individuals from receiving the full pension benefit based on the same formula as is applicable to other employees. As a result, the Company has adopted an unfunded Supplemental Retirement Plan to provide a supplemental retirement benefit equal to the amount of such reduction to every employee whose benefit payable under the Pension Plan is reduced by Code limitations, including the executive officers named in the Summary Compensation Table.

     The following schedule illustrates projected annual retirement benefits based on the formula in effect for service after January 1, 1987, payable under both the tax-qualified and the supplemental retirement plans based on various levels of final average annual remuneration and years of service. The benefits are not subject to deduction for any offset amounts:

                               PENSION PLAN TABLE

                                                              YEARS OF SERVICE
                                        -------------------------------------------------------------
REMUNERATION                               15           20           25           30           35
- ------------                            --------     --------     --------     --------     ---------
 $  400,000.........................    $108,205     $143,626     $178,857     $214,143     $ 249,455
    600,000.........................     163,706      217,626      271,358      325,143       378,956
    800,000.........................     219,206      291,626      363,858      436,143       508,456
  1,000,000.........................     274,705      365,626      456,357      547,143       637,955
  1,200,000.........................     330,206      439,626      548,858      658,143       767,456
  1,400,000.........................     385,706      513,626      641,358      769,143       896,956
  1,600,000.........................     441,205      587,626      733,857      880,143     1,026,455

     As of December 31, 1993, the years of credited service under the Pension Plan for the executive officers named in the Summary Compensation Table were:
Mr. Williams, 34; Mr. Bailey, 20; Mr. Wilkens, 16; Mr. Keener, 20; and Mr. O'Neill, 6. Mr. Keener has a contract with a subsidiary of the Company which credits him with approximately 13 years of additional credited service for pension purposes for prior industry or related service.

EMPLOYMENT AGREEMENTS

     As authorized by the Board of Directors, the Company has separate employment agreements with each of the executive officers named in the Summary Compensation Table and certain other individuals. Each agreement is for a term of thirty months, renewing monthly on an "evergreen" basis unless terminated under various termination options.

     The agreements provide that if the Company terminates the agreement, other than for cause, as defined, for disability, as defined, or on less than thirty months' notice or the executive terminates the agreement for breach by the Company, including good reason, as defined, then, subject to the duty to mitigate, as provided, the executive shall be entitled to receive damages for breach of the agreement, consisting of (i) a cash payment equal to the executive's compensation, including incentive compensation, that would have been paid during the thirty-month notice period, assuming certain increases; (ii) an increase in the executive's retirement benefits based upon an additional five years of age and credited service; (iii) continuation of the executive's participation in insurance and other fringe benefit plans of the Company, or the provision of equivalent benefits, for a period of five years; and (iv) payment of an amount equal to nonvested contributions to certain other benefit plans of the Company. The Company does not believe that any of such payments would constitute "parachute payments" as defined in Section 280G of the Code and, therefore, would not be subject to the excise tax imposed under the Code. However, in the event the payments are determined to be subject to such tax, the agreements provide that the Company will pay an additional cash amount sufficient to pay such tax.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee is responsible for overseeing and administering the Company's executive compensation program.

COMPENSATION POLICY

     The executive compensation program of the Company is designed to serve the interests of the Company and its stockholders by aligning executive compensation with stockholder objectives and to encourage and reward management initiatives and performance. Specifically, the executive compensation program seeks to:

          (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing flexibility to compensate individual performance; and

          (iii) directly align the interests of executives with the interests of stockholders through compensation opportunities in the form of Common Stock ownership.

     These objectives are met through a program comprised of base salary, annual cash bonus and deferred stock opportunities directly tied to operating performance, and long-term incentive opportunities primarily in the form of stock options and the selective use of restricted stock. Compensation decisions under the executive compensation program are made by the Committee.

COMPENSATION PROGRAM

     Base Salary. Base salary ranges for the Company's executive officers, including those named in the Summary Compensation Table, are targeted at between the 50th and 75th percentile of salary survey results. For this purpose, the Company compares itself to a group of natural gas transmission companies which are basically the same companies utilized by Standard & Poor's for the S&P Natural Gas Pipelines and Distributors Index used by the Company in the performance graph appearing elsewhere herein. In addition, general compensation survey information supplied by nationally known compensation consulting firms and other information concerning compensation levels and stock option grants, such as compensation and stock option award information disclosed in proxy statements of other companies, are used by the Committee in making compensation decisions. While the Committee did not retain a compensation consulting firm for specific advice on base salary recommendations, the Committee had available to it survey results from such sources. In practice, primarily because of the number of years in their current positions, all but three of the Company's executive officers are at salary levels below the midpoint in their respective salary ranges.

     The Committee considers base salary adjustments for the Company's executive officers annually. Base salary increases in 1993 for the Company as a whole, excluding adjustment increases, were targeted at 4.5 percent. This target was arrived at after a review of survey data. Within this framework, base salary increases for the Company's executive officers ranged from 4 to 5.6 percent. The average 1993 pay adjustment for such officers was 4.8 percent and is approximately equal to the average salary increases for all salaried employees in 1993. Specific increases for individual executive officers involve consideration of certain subjective factors, principally the performance of such executive over the prior compensation period.

     Cash Bonus and Deferred Stock. Executive officers are eligible each year for cash bonuses and deferred stock awards. To the extent such awards are earned, they are paid from an award pool created by applying a performance factor to a dollar amount equal to a percentage of each participant's base salary. The percentage of base salary used for this purpose has been fixed by the Committee for each level of management eligible to receive awards. The highest percentage of base salary used for this purpose is 45 percent for the Chief Executive Officer and President of the Company and lesser levels (down to 10 percent) for other executives.

The performance factor is a percentage applied to the dollar amount so derived to determine the award pools. Performance factors are based on financial results relative to preestablished performance targets.

     The performance targets for cash bonuses and deferred stock awards are set by the Committee at a threshold, plan and stretch level in January of each year. The plan level represents the projected level of performance for the plan year as submitted by the respective business units and as approved by the Board in January of the plan year. Threshold and stretch targets represent the Committee's subjective assessment of performance below which there should be no bonus (the threshold target) and performance at which the full bonus potential should be paid (the stretch target.) If actual performance is at plan level, 50 percent of the award pools become available for cash bonuses and deferred stock awards. Performance at levels above or below plan results in award pools representing a linear increase/decrease from plan to stretch and from plan to threshold target levels depending upon where actual performance falls. Where actual results exceed the stretch target, the performance factor applied is within the sole discretion of the Committee, although, in no event, may the performance factor exceed 150 percent of the award potential. Notwithstanding the financial performance measures used to determine the award pools, the Committee may apply other qualitative, nonfinancial measures in arriving at final award pools. Such nonfinancial measures could include business decisions, innovative achievements and completion of capital projects, among other things. Except in unusual circumstances, there are no awards for performance below the threshold level.

     The performance factor for cash bonuses for 1993 was tied to net income attributable to Common Stock (80 percent) and corporate operating expense (20 percent) for the Company's executives and operating profit of the individual operating companies for executives in these units. The performance factor for deferred stock awards for 1993 was based on the consolidated financial performance of the Company and was tied to net income attributable to Common Stock. Cash bonuses are designed to reward individual business unit performance. Deferred stock awards are viewed as the compensation vehicle for consolidated performance. The Committee chose to tie performance to net income for the Company's executives for cash bonus purposes and for all executives for deferred stock purposes because of the correlation in the benefit to stockholders generally of performance at the net income line. The Committee also believed it to be important that a portion of the cash bonus for the Company's executives be related to their ability to manage operating expenses. The cash bonus for executives in individual business units is tied to operating performance of the respective units to directly align bonuses to the performance of each unit without regard to the performance of any other business unit.

     Once the size of the award pool is determined, cash bonuses and deferred stock awards are made to executive officers from the award pool based on the Committee's assessment of individual performance. The Committee considers certain subjective factors in making individual awards from the award pool, although financial performance is the primary factor in determining the size of the award pool.

     Deferred stock cannot be sold or otherwise disposed of until the applicable deferral period lapses, which is three years from the award date. The value of this award is at risk during the deferral period, since it follows the stock price.

     Long-term Compensation. The Company's 1990 Stock Plan, approved by the stockholders in 1990, permits the Committee to grant different types of stock-based awards, including deferred stock discussed above. The 1990 Stock Plan provides for stock option awards giving executives the right to purchase Common Stock over a ten-year period at the market value per share of the Company's Common Stock as of the date the option is granted. Options generally become exercisable in three equal annual installments beginning within one year after grant. The Committee's objective with respect to stock option awards is to provide a long-term component to overall compensation which aligns the interests of executives with the interests of stockholders through stock ownership. Compensation opportunities in the form of stock options serve this purpose.

     The Committee has established stock option award targets for each level of management participating in the stock option program. The target levels were established in 1989 and were based on the recommendations of an outside compensation consultant. The consultant recommended target levels for stock options ranging from 73,400 shares for the Chief Executive Officer to 3,400 shares for director level employees. The Committee was advised that the consultant's recommendations were based on an analysis of competitive market practices. In making decisions on stock option awards, the Committee has available to it information on previous stock option awards granted to executive officers. Stock option awards are not tied to preestablished corporate performance targets.

     The 1990 Stock Plan also provides for the issuance of restricted stock, which the executive cannot sell or otherwise dispose of until the applicable restriction period lapses. Restricted stock is normally forfeited if the executive terminates employment for any reason other than retirement, disability or death prior to the lapsing of applicable restrictions. To date, the Committee has used restricted stock awards primarily to provide, on a selective basis, a vehicle for tying an element of compensation to the executive's willingness to remain with the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee recommended an increase in Mr. Williams' cash compensation for 1993 of 5.1 percent. The recommendation was based primarily on a subjective evaluation of Mr. Williams' performance in 1992 and review of market salary data. In granting the increase, the Committee took into consideration the Company's operating performance for the year, and, specifically, the increases in net income during the year. Mr. Williams' base salary is at the high end of the range of salary survey results reflective, in part, of the fact he has served as the Company's Chief Executive Officer since 1979.

     The Committee approved a cash bonus and a deferred stock award for Mr. Williams for 1993 equal, in each case, to 150 percent of eligible amounts based on the Company's financial performance (net income attributable to Common Stock and corporate operating expense) relative to the targets established for such performance and a subjective evaluation of Mr. Williams' performance. The level of the awards reflect the fact that the Company's performance exceeded the net income stretch target established by the Committee. As previously discussed, performance beyond the stretch target does not result in a linear increase in award pools from plan. If such were the case, 1993 performance would have resulted in award pools representing 170 percent of award potential. Also as previously discussed, the award pools for cash bonuses and deferred stock awards are arrived at based primarily on how actual performance compares to preestablished performance targets. Once the award pools are determined, the amount an individual executive receives is based on a subjective evaluation of that executive's performance during the award year, although no award may exceed 150 percent of the individual executive's award potential.

     A stock option grant of 80,000 shares was also approved for Mr. Williams in 1993. This award represents 109 percent of the target for stock option awards previously established by the Committee for the Chairman and Chief Executive Officer position. The specific award, relative to the target, was based on a subjective analysis of Mr. Williams' performance.

OTHER MATTERS

     New Section 162(m) of the Internal Revenue Code places a $1 million per person limitation on the tax deduction the Company may take for compensation paid to its Chief Executive Officer and its four other highest paid employees, unless, in general, the compensation constitutes performance-based compensation as defined by the Code. To the extent that any executive compensation exceeds this limitation, it is expected that such cases will represent isolated, nonrecurring situations arising from special circumstances. The Committee would expect to take actions in the future that may be necessary to preserve the deductibility of executive compensation to the extent possible.

     The Committee authorized the accelerated vesting of certain deferred stock awards into December 1993 for the executive officers of the Company, including those named in the Summary Compensation Table. Such awards would have otherwise vested in January 1995. The purpose for authorizing an acceleration of payment was to enable both the Company and the individual executives to take advantage of the more favorable tax treatment afforded such actions in 1993.

     The Committee also approved a retirement differential payment to Mr. Williams made in December 1993. The payment was approved to partially compensate Mr. Williams for the salary and benefits he will forego and for relinquishing certain contract rights in taking retirement on a timetable that will permit the Company to implement an orderly and seamless transition at the Chief Executive Officer level and to facilitate a cost saving consolidation of the Chairman's position with that of the President. The timing of the payment was predicated on the tax savings that could be realized by both Mr. Williams and the Company by making such payment in 1993.

                                            THE COMPENSATION COMMITTEE

                                              Thomas H. Cruikshank, Chairman
                                              Ralph E. Bailey
                                              Glenn A. Cox
                                              James C. Lewis
                                              Joseph W. Morris
                                              Gordon R. Parker

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the S&P Corporate-500 Stock Index and the S&P Natural Gas Pipelines and Distributors Index for the period of five fiscal years commencing January 1, 1989:

                                   (GRAPH)

                                1988   1989    1990    1991    1992    1993
                                ----   ----    ----    ----    ----    ----
The Williams Companies, Inc.     100  131.52   92.46  142.95  152.83  195.54
S&P 500                          100  131.69  127.60  166.47  179.15  197.21
S&P Natural Gas Pipelines        100  155.51  136.12  118.34  130.72  155.20
  and Distributors

     The Company's natural gas pipelines and related activities contributed approximately 65 percent of 1993 operating profit. The Company also owns and operates an interstate petroleum products pipeline (approximately 13 percent of 1993 operating profit) and has a substantial investment in telecommunications (approximately 22 percent of 1993 operating profit). As a result of this asset mix, the Company does not believe there is a published industry or line of business index that is appropriate for comparing stockholder returns. The Company elected not to construct its own peer group for comparative purposes, as permitted under Securities and Exchange Commission rules, because just as there is no published industry or line of business index in which the Company fits, there are no other entities with asset mixes similar to the Company's from which to construct a peer group. In management's judgment, the closest comparative group is represented by the S&P Natural Gas Pipelines and Distributors Index which is reflected in the graph above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the only person known to the Company who owns, or may be deemed to own, beneficially more than 5 percent of the Common Stock of the Company. Information contained in this table is based on the Schedule 13G filed by such person with the Securities and Exchange Commission.

                                                               AMOUNT OF COMMON        AS A PERCENTAGE
                                                              STOCK BENEFICIALLY       OF COMMON STOCK
             NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED                OUTSTANDING
- ------------------------------------------------------------  ------------------       ---------------
FMR Corp....................................................       6,122,627                 5.9%
82 Devonshire Street
Boston, MA 02109

     The Schedule 13G filed by FMR Corp. indicates that they have sole voting power with respect to 371,167 shares and sole dispositive power with respect to all 6,122,627 shares.

     The following table sets forth, as of March 18, 1994, the amount of the Company's Common Stock beneficially owned by each of its directors, each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                          ----------------------------------------------
                                                             SOLE        OPTIONS
                                                          VOTING AND   EXERCISABLE     OTHER     PERCENT
                                                          INVESTMENT     WITHIN      BENEFICIAL    OF
              NAME OF INDIVIDUAL OR GROUP                   POWER        60 DAYS     OWNERSHIP    CLASS
- --------------------------------------------------------  ----------   -----------   ---------   -------
Harold W. Andersen......................................      3,906        2,000          --          *
Keith E. Bailey.........................................     79,581      179,498         580          *
Ralph E. Bailey.........................................      5,000       11,332          --          *
Glenn A. Cox............................................      2,000        2,666          --          *
Thomas H. Cruikshank....................................        600        7,332          --          *
Robert W. Keener........................................     38,330       19,070          --          *
Robert J. LaFortune.....................................        400        5,332      10,000          *
James C. Lewis..........................................      4,000       11,332          --          *
James A. McClure........................................        320        5,332          --          *
Peter C. Meinig.........................................      1,000          666       2,150          *
Joseph W. Morris........................................      1,100       11,332          --          *
Brian E. O'Neill........................................     29,097       36,832          --          *
Kay A. Orr..............................................        700        5,332          --          *
Gordon R. Parker........................................      2,000       11,332          --          *
Roy A. Wilkens..........................................     84,490       35,800          --          *
David R. Williams, Jr. .................................         --       11,332          --          *
John H. Williams........................................    402,034        1,332       4,862          *
Joseph H. Williams......................................    327,957       80,533          --          *
All directors and executive officers
  as a group (24 persons)...............................    982,515      725,771      17,592       1.7%

- ---------------

* Less than 1 percent.

     No director or officer of the Company owns beneficially any securities of the Company's subsidiaries other than directors' qualifying shares.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than 10 percent of the Company's stock to file certain reports with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange concerning their beneficial ownership of the Company's equity securities. The SEC regulations also require that a copy of all such Section 16(a) forms filed must be furnished to the Company by the executive officers, directors and greater than 10 percent stockholders.

     Based on a review of the copies of such forms and amendments thereto received by the Company, or written representations that no filings were required, the Company believes that during 1993 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10 percent stockholders were met with the exception of two reports. Mr. Keith E. Bailey and Mr. Stephen L. Cropper, the President of one of the Company's subsidiaries, did not timely file reports relating, in each case, to a single transaction.

                     PROPOSAL TO INCREASE AUTHORIZED NUMBER
                           OF SHARES OF COMMON STOCK

     The Board of Directors of the Company has adopted a resolution proposing and declaring advisable an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock, $1 par value, from 120,000,000 shares to 240,000,000 shares. The number of authorized shares of Preferred Stock, $1 par value, would remain unchanged. The proposed increase in the authorized Common Stock would be accomplished by amending the first paragraph of Article FOURTH of the Restated Certificate of Incorporation to read as follows:

          FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is 270,000,000 shares, consisting of 240,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), and 30,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

     In September 1993, the Board of Directors declared a two-for-one stock split, distributed on November 5, 1993, in the form of a stock dividend. In connection with the distribution, the Company issued 51,924,872 new shares of Common Stock, thereby reducing the number of authorized shares of Common Stock available for future issuance from 61,211,858 shares to 9,286,986 shares, including authorized but unissued shares reserved for issuance under the terms of various stock-based employee benefit plans. If the proposed amendment is approved, the number of shares available for future issuance will be 129,286,986.

     The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock. However, the Board of Directors believes the proposed increase is important to provide needed financial flexibility to issue additional shares without the expense and delay associated with calling a special meeting of stockholders for such purpose. An expanded capital base will provide the Company with additional shares for possible equity financings, opportunities for expanding the Company's business through investments and acquisitions, stock splits or stock dividends, executive and employee stock plans and for other purposes.

     Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate. Such action can be taken without further authorization from the stockholders unless otherwise required by applicable laws or the rules of a stock exchange on which the Company's Common Stock may be listed. The New York Stock Exchange, on which the Company's Common Stock is currently listed, requires stockholder approval as a prerequisite to listing shares in certain instances, including acquisitions where the potential issuance of stock could result in an increase in the number of shares of common stock outstanding by 20 percent or more.

     The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve the proposed increase in the authorized shares. The Board of Directors recommends a vote FOR the proposed increase in the number of authorized shares of Common Stock.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed, subject to stockholder approval, the firm of Ernst & Young, independent public accountants, as the independent auditor of the Company for calendar year 1994. The firm of Ernst & Young and its predecessor has served the Company in this capacity for many years. Management recommends a vote "FOR" the ratification of Ernst & Young as auditors for 1994.

     A representative of Ernst & Young will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.

STOCKHOLDER PROPOSALS FOR 1995

     In order for a stockholder proposal to be considered for inclusion in the Company's 1995 Proxy Statement, such proposal must be received by the Company no later than December 2, 1994. The proposal should be sent to the attention of the Corporate Secretary.

GENERAL

     The Company knows of no matters to be presented at the meeting other than those included in the Notice. Should any other matter requiring a vote of stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment, in what they consider the best interests of the Company. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

                                            By Order of the Board of Directors
                                            DAVID M. HIGBEE
                                            Secretary

Tulsa, Oklahoma
March 25, 1994

                         THE WILLIAMS COMPANIES, INC.
            Proxy Solicited on Behalf of the Board of Directors of
         the Company for Annual Meeting of Stockholders, May 19, 1994

P       The undersigned stockholder of The Williams Companies, Inc. hereby
R  appoints JOSEPH H. WILLIAMS, KEITH E. BAILEY and J. FURMAN LEWIS, jointly
O and severally with full power of substitution, as proxies to represent and X vote all of the shares of Common Stock the undersigned is entitled to vote at Y the Annual Meeting of Stockholders of The Williams Companies, Inc. to be
   held on the 19th day of May, 1994, and at any and all adjournments thereof, on all matters coming before said meeting.

     Election of Directors, Nominees:                Change of Address

     Harold W. Andersen, Keith E. Bailey,     _________________________________
     Ralph E. Bailey, James C. Lewis,         _________________________________
     Jack A. MacAllister, James A. McClure    _________________________________
     and Peter C. Meinig.                     _________________________________
                                              (If you have written in the
                                              above space, please mark the
                                              corresponding box on the
                                              reverse side of this card.)

You are encouraged to specify your choices by marking the
appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of
Directors' recommendations. The proxy cannot be voted unless you    SEE REVERSE
sign and return this card.                                              SIDE
- -------------------------------------------------------------------------------

/X/ Please mark your
    votes as in this
    example.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

                              FOR     WITHHELD
1. Election of Directors.     / /       / /
   (see reverse)

For, except vote withheld from the following nominee(s):

________________________________________________________

                                           FOR    AGAINST    ABSTAIN
2. Amendment of the Company's Restated     / /      / /        / /
   Certificate of Incorporation, as
   amended, to increase the authorized     Change of Address
   number of shares of Common Stock.       on Reverse Side     / /

                                           FOR    AGAINST    ABSTAIN
3. Ratification of Ernst & Young as        / /      / /        / /
   auditors for 1994.

4. In the discretion of one or more of said proxies upon any other business as may properly come before the meeting and any adjournments thereof.




SIGNATURE(S)__________________________________________DATE_____________________
The Signor hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.